As filed with the Securities and Exchange Commission on May 28, 1998
                                                             File No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ____________________
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                            ROUGE INDUSTRIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
           DELAWARE                                       38-3340770
(STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)
                               3001 MILLER ROAD
                                 P.O. BOX 1699
                            DEARBORN, MI 48121-1699
                                (313) 317-8900
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                 ROUGE STEEL COMPANY 1998 STOCK INCENTIVE PLAN
                             (FULL TITLE OF PLANS)

                              Carl L. Valdiserri
                              Rouge Steel Company
                               3001 Miller Road
                                 P.0 Box 1699
                            Dearborn, MI 48121-1699
                                (313) 317-8900
          (Name, address  and telephone number of agent for service)

                                  COPIES TO:
                             Samuel M. Feder, Esq.
                              Rogers & Wells LLP
                                200 Park Avenue
                           New York, New York  10166
                                (212) 878-8000

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

     TITLE OF SECURITIES         AMOUNT TO BE       PROPOSED MAXIMUM           PROPOSED              AMOUNT OF
      TO BE REGISTERED           REGISTERED(1)       OFFERING PRICE             MAXIMUM        REGISTRATION FEE
                                                      PER SHARE (2)            AGGREGATE
                                                                           OFFERING PRICE(2)
Class A Common Stock,
 $.01 par value                      500,000(3)         $13.875(4)            $6,937,500                 $2,046.57


(1) Plus such additional number of shares as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.
(2) Calculated in accordance with Rule 457 under the Securities Act of 1933 (the "Securities Act") solely for purposes of calculating the registration fee.
(3) Represents the maximum number of shares that have been reserved for issuance upon exercise of qualified incentive stock options, non-qualified stock options and stock appreciation rights and in connection with stock awards and performance share awards, in each case under the Rouge Steel Company 1998 Stock Incentive Plan.
(4) Pursuant to Rule 457(c) under the Securities Act, represents the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 21, 1998.

                               EXPLANATORY NOTE

    This Registration Statement covers an aggregate of 500,000 shares of common stock, $.01 par value per share (the "Common Stock"), of Rouge Industries, Inc., a Delaware corporation (the "Company"), that have been reserved by the Company for issuance upon exercise of qualified incentive stock options, non-qualified stock options and stock appreciation rights and in connection with restricted stock awards and performance share awards, in each case under the Rouge Steel Company 1998 Stock Incentive Plan (the "Plan"). Pursuant to Rule 428 promulgated under the Securities Act, the Company will deliver a prospectus meeting the requirements of Part I of Form S-8 to all participants in the Plan.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
        -----------------------------------------------

      The following documents are hereby incorporated by reference into this Registration Statement:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Annual Report").

            (b) All other reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the documents referred to in the Annual Report.

            (c) The material in the section entitled "Description of Registrant's Securities to be Registered" contained in (i) the Registration Statement on Form 8-A (File No. 1-12852) of Rouge Steel Company (predecessor of the Company) filed under Section 12 of the Exchange Act and (ii) the Company's Registration Statement on Form 8-B filed under Section 12 of the Exchange Act on July 21, 1997.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof commencing on the respective dates on which such documents are filed. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.
        -------------------------

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
        --------------------------------------

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
        -----------------------------------------

      The Amended and Restated By-Laws of the Company provide that any director or officer of the Company shall be indemnified by the Company against expenses, judgments, fines and amounts paid in settlement to the full extent that officers and directors are permitted to be indemnified by applicable law.

      Reference  is   made  to  Section  145  of  the  Delaware  General
Corporation Law which provides for indemnification of directors and officers in certain circumstances.

      The foregoing references are necessarily subject to the complete text of the Amended and Restated By-Laws and the statute referred to above and are qualified in their entirety by reference thereto.

      The Company has an officers' and directors' liability insurance policy which provides for specified coverage for certain liabilities incurred by officers and directors in their capacities as such.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
        -----------------------------------

      Not applicable

ITEM 8. EXHIBITS.
        --------

      There are filed with the Registration Statement the following exhibits:

            3.1   Amended  and  Restated Certificate of Incorporation of
                  the  Company,  previously  filed  as  Exhibit  3.1  to
                  Registration Statement  on  Form 8-B (the "Form 8-B"),
                  which is incorporated herein by reference.
            3.2   Amended   and  Restated  By-Laws   of   the   Company,
                  previously filed as Exhibit 3.2 to the Form 8-B, which
                  is incorporated herein by reference.
            5     Opinion of Rogers & Wells LLP.
            15    Awareness Letter of Price Waterhouse LLP.
            23.1  Consent of Price Waterhouse LLP.
            23.2  Consent of Rogers & Wells LLP (included in Exhibit 5).


ITEM 9. UNDERTAKINGS.
        ------------

            (a)   The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

                     (i)      to  include  any  prospectus  required  by
                              Section 10(a)(3) of the Securities Act;
                    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Rouge Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on May 27, 1998.

                                    ROUGE INDUSTRIES, INC.


                                    By: /s/ CARL L. VALDISERRI
                                        --------------------------
                                        Name:  Carl L. Valdiserri
                                        Title: Chief Executive Officer and
                                               Chairman of the Board

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl L. Valdiserri and Gary P. Latendresse, and each of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution and to act without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                              TITLE                                    DATE
                ---------                              -----                                    -----

/s/ CARL L. VALDISERRI                                 Chief Executive Officer and
      Carl L. Valdiserri                               Chairman of the Board                May 27, 1998


/s/ LOUIS D. CAMINO                                   President, Chief Operating Officer    May 27, 1998
      Louis D. Camino                                 and Director


/s/ GARY P. LATENDRESSE                                Executive Vice President, Chief
      Gary P. Latendresse                              Financial Officer and Director       May 27, 1998


/s/ DOMINICK C. FANELLO
      Dominick C. Fanello                              Director                             May 27, 1998



/s/ JOHN E. LOBBIA
      John E. Lobbia                                   Director                             May 27, 1998


/s/ PETER J. PESTILLO
      Peter J. Pestillo                                Director                             May 27, 1998


/s/ CLAYTON P. SHANNON
      Clayton P. Shannon                               Director                             May 27, 1998


                                   INDEX TO EXHIBITS

EXHIBIT NUMBER                                                                         PAGE
--------------                                                                         ----
      3.1   Amended and Restated Certificate of Incorporation of the Company,
            previously filed as  Exhibit  3.1 to Registration Statement on Form
            8-B (the "Form 8-B"), which is incorporated herein by reference.

      3.2   Amended and Restated By-Laws of the Company, previously filed as
            Exhibit 3.2 to the Form 8-B, which is incorporated herein by reference.

      5     Opinion of Rogers & Wells LLP.

      15    Awareness Letter of Price Waterhouse LLP.

      23.1  Consent of Price Waterhouse LLP.

      23.2  Consent of Rogers & Wells LLP (included in Exhibit 5).